CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the use of our report dated March 10, 1997 on the financial statements of First Montauk Financial Corp. for the period ended December 31, 1996 and 1995 and the use of our name under the heading "Experts" in this Form S-3 of the First Montauk Financial Corp.

June 10, 1997                   Schneider Ehrlich & Wengrover LLP